UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2015

TIER REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-37512	68-0509956
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5950 Sherry Lane, Suite 700, Dallas, Texas
75225
(Address of principal executive offices)
(Zip Code)

(972) 483-2400
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

Subsequent to the listing by TIER REIT, Inc. (the “Company,” “we,” and “our”) of our shares of common stock on the New York Stock Exchange on July 23, 2015, the Compensation Committee of the Board of Directors (the “Committee”) has devoted considerable attention to assessing our long-term equity incentive compensation arrangements to ensure alignment with the interests of our stockholders.

Historically, to provide alignment with the interests of our stockholders during the period prior to our listing, the Committee has utilized an arrears-based restricted stock incentive program with awards tied to specific objective performance metrics and individual subjective performance for the previous year. On December 30, 2015, approximately 30 days earlier than the originally scheduled award date, the Committee awarded grants of restricted stock to our named executive officers and other employees under this historic incentive program for 2015 objective and subjective performance (the “2015 Grants”). The Committee also established the following vesting schedule for these grants: (1) 50% of the awarded amounts vested immediately upon issuance and (2) 50% of the awarded amounts vest ratably on December 30, 2015, 2016 and 2017.

As a result of our listing and to reinforce our “pay-for-performance” compensation philosophy, the Committee intends to transition from this historic incentive program to a new forward-looking, multi-year, long-term equity incentive program that will be principally based on total stockholder return performance. The new program is anticipated to include a three-year performance period to emphasize longer-term performance and provide a balanced approach to total compensation. Further disclosure regarding the new program will be provided following the adoption of the specific terms by the Committee in early 2016.

In taking these actions, the Committee considered that (1) the transition to the new program should provide alignment with the interests of our stockholders and provide equity incentive compensation more consistent with our publicly traded REIT peers; (2) the named executive officers and other employees would receive their 2015 Grants approximately 30 days earlier than the originally scheduled award date but would not receive any additional compensation as a result of transitioning from the historic to the new program; and (3) without the accelerated grant date and noted vesting schedule described above, the transition from the historic program to the new program would result in overlapping compensation expense for the next several years, distorting the Company’s results of operations.

Consequently, the Committee accelerated the award of the 2015 Grants as described above and as a result, the Company expects to record a $2.8 million, or $0.06 per common share, non-cash charge in the fourth quarter of 2015 related to the 2015 Grants. The impact of this charge was not reflected in our 2015 earnings guidance previously issued on November 4, 2015. Other than the effect of this charge on our 2015 earnings guidance, the Company reaffirms its previously issued earnings guidance.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws relating to the business and financial outlook of TIER REIT, Inc. that are based on our current expectations, estimates, forecasts and projections and are not guarantees of future performance. These forward-looking statements include discussion and analysis of our current and proposed equity incentive programs, our earnings guidance and the financial condition of us and our subsidiaries. Words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “objectives,” “strategies,” “goals,” and variations of these words and similar expressions are intended to identify forward-looking statements. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. Factors that could cause actual results to vary materially from those expressed in forward-looking statements include changes in real estate conditions and in the capital markets, as well as the risk factors included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and Form 10-Q for the fiscal quarter ended September 30, 2015. Forward-looking statements in this filing speak only as of the date on which such statements were made and, except as required by law, we undertake no obligation to update any such statements that may become untrue because of subsequent events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIER REIT, INC.

Dated: December 30, 2015	By:	/s/ Telisa Webb Schelin
Telisa Webb Schelin
Chief Legal Officer, Executive Vice President & Secretary

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